UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11,  2021

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

____________________________________________
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [X]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 1.03 below relating to the Exit Facility (as defined below) is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership.

BBX Capital, Inc. (“BBX Capital” or the “Company”), through its wholly-owned subsidiary, BBX Sweet Holdings, LLC, owns approximately 93% of the equity interests in It’Sugar, LLC (collectively with its subsidiaries, “IT’SUGAR”), a specialty candy retailer whose products include bulk candy, candy in giant packaging, and licensed and novelty items. Prior to September 22, 2020, the Company consolidated the financial statements of IT’SUGAR as a result of its 93% ownership of IT’SUGAR. However, on September 22, 2020, IT’SUGAR filed voluntary petitions to reorganize under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) (the cases commenced by such filings, the “Chapter 11 Cases”), and the Company deconsolidated IT’SUGAR as a result of the filings, the uncertainties surrounding the nature, timing, and specifics of the bankruptcy proceedings, and the Company’s resulting loss of control and significant influence over IT’SUGAR.

In April 2021, IT’SUGAR filed its proposed plan of reorganization with the Bankruptcy Court. Following approval of the proposed plan by IT’SUGAR’s unsecured creditors, the Bankruptcy Court entered an order (the “Confirmation Order”) on June 16, 2021 confirming the plan of reorganization filed by IT’SUGAR, as modified by the Confirmation Order (the “Plan”). The Plan became effective on June 17, 2021 (the “Effective Date”).

The following summarizes certain material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8 K shall have the meanings ascribed to such terms in the Plan.

Pursuant to the terms of the Plan, claims against IT’SUGAR were treated as follows:

•	the Company’s subsidiary, which held an Allowed Prepetition Line of Credit Secured Claim, was repaid in full through the Exit Facility (as defined and more particularly described below);
•	the Allowed Prepetition Equipment Loan Secured Claim held by the Company’s subsidiary was assumed, ratified, and reinstated on the Effective Date;
•

each holder of an Allowed Construction / Mechanic’s Lien Claim received payment in full in cash on the Effective Date or, in some cases, will receive such payment as soon as practicable after the Effective Date;

•

each holder of an Allowed General Unsecured Claim received,  in full satisfaction of such claims, a one-time lump sum distribution equal to 15% of its Allowed General Unsecured Claim on the Effective Date or, in some cases, will receive such payment as soon as practicable after the Effective Date; and

•	holders of Subordinated Claims will not receive any distributions in respect thereof.

Payments of claims made pursuant to the Plan, along with the payment of administrative expenses and professional fees, are being funded by IT’SUGAR’s cash on-hand and net proceeds from the Exit Facility.

Ownership and Consolidation of IT’SUGAR

Pursuant to the terms of the Plan, the Company’s equity interests in IT’SUGAR were revested on the Effective Date, and all organizational documents of IT’SUGAR were assumed, ratified, and reinstated.

As a result of the confirmation and effectiveness of the Plan and the revesting of its equity interests in IT’SUGAR, the Company was deemed to have reacquired a controlling financial interest in IT’SUGAR and will consolidate the results of IT’SUGAR into its consolidated financial statements from and after the date that it acquired control of IT’SUGAR. The Company will account for the consolidation of IT’SUGAR under the acquisition method of accounting, which requires that the assets acquired and liabilities assumed associated with an acquiree be recognized at their fair values at the acquisition date. The Company will be required to remeasure the carrying value of its equity interests in IT’SUGAR at fair value as of the acquisition date, with the remeasurement adjustment recognized in the Company’s statement of operations, and recognize goodwill (or a bargain purchase gain, if applicable) based on the difference between (i) the fair values of

IT’SUGAR’s identifiable assets and liabilities at the acquisition date and (ii) the fair values of the Company’s equity interests in IT’SUGAR and the noncontrolling interests in IT’SUGAR.

Exit Facility

Prior to the Effective Date, IT’SUGAR owed a wholly-owned subsidiary of the Company approximately $10.1 million pursuant to various debt obligations, including $6.0 million related to the above-mentioned Prepetition Line of Credit,  $0.1 million related to the above-mentioned Prepetition Equipment Loan, and $4.0 million related to a “debtor in possession” credit facility issued to IT’SUGAR in October 2020 (the “DIP Credit Facility”).

On the Effective Date, the Company’s wholly-owned subsidiary entered into a secured exit credit facility with IT’SUGAR (the “Exit Facility”) which provides for advances to IT’SUGAR of up to $13.0 million. The Company’s wholly-owned subsidiary advanced $13.0 million to IT’SUGAR under the Exit Facility, less the repayment of the $6.0 million due from IT’SUGAR under the Prepetition Line of Credit and the $4.0 million due from IT’SUGAR under the DIP Credit Facility (both of which were superseded and replaced by the Exit Facility). Amounts outstanding under the Exit Facility bear interest at 5% per annum. In addition to monthly payments of interest due under the facility, the Exit Facility requires monthly payments of principal of $325,000 commencing on January 1, 2022. The Exit Facility matures on April 1, 2025.

The foregoing description of the Exit Facility is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the documents related to the Exit Facility, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

As a result of the Company reconsolidating IT’SUGAR in connection with the confirmation of the Plan, the amounts due from IT’SUGAR pursuant to the Exit Facility and the remaining amount of approximately $0.1 million due under the Prepetition Equipment Loan (which remains outstanding) will be eliminated in the Company’s consolidated financial statements.

Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims designed to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of IT’SUGAR, certain of its claimholders, other parties in interest, and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Articles IX and XI of the Plan.

Certain Information Regarding Assets and Liabilities of IT’SUGAR

Information as to the assets and liabilities of IT’SUGAR as of March 31, 2021 is incorporated herein by reference to the schedules attached hereto as Exhibit 99.1.

IT’SUGAR Business Update

During the pendency of the Chapter 11 Cases, IT’SUGAR permanently closed 17 retail locations and opened 10 “temporary” retail locations in select U.S. locations. IT’SUGAR is currently operating approximately 96 retail locations across the United States, including the 10 “temporary” retail locations. IT’SUGAR’s “temporary” retail locations required initial capital investments that were significantly lower than the investments required for IT’SUGAR’s traditional retail locations, as IT’SUGAR repurposed retail spaces that were recently vacated by the prior tenants and, in many cases, utilized existing fixtures from certain of its closed locations. These temporary locations are being leased pursuant to lease agreements which have terms ranging from 13-21 months and provide for the payment of rent based on a percentage of sales generated at the applicable location. IT’SUGAR is evaluating whether it will seek to extend the term of the lease agreements for certain of these locations and is also currently evaluating additional locations in which to potentially open similar temporary retail locations under the same general terms as the existing temporary retail locations, including up to 4-6 additional locations that IT’SUGAR is projecting to open during the remainder of 2021. In addition, IT’SUGAR expects to open its first Oreo Café in the third floor of its candy department store at American Dream in New Jersey in July 2021. Further, it is currently negotiating a lease agreement for a potential “large format” retail location that is similar in size to its candy department store at American Dream and is currently projecting to open the location in late 2021.

During the course of the Chapter 11 Cases, IT’SUGAR executed lease amendments in relation to 76 of its 96 retail locations. Although the specific terms of the executed lease amendments vary, the amended leases generally provide for the forgiveness of IT’SUGAR’s pre-petition rent obligations, and many (but not all) of the amended leases also provide for the payment of rent based on a percentage of sales volumes (in lieu of previously scheduled fixed lease payments), generally for a period of one to two years from the commencement of the Chapter 11 Cases. Following the specified periods of time pursuant to which IT’SUGAR is required to pay rent based on a percentage of sales volumes as opposed to fixed rental payments, the amended leases generally require IT’SUGAR to resume the payment of previously scheduled fixed lease payments going forward.  For certain retail locations, including four locations that historically generated operating losses largely based on the applicable fixed rental obligations prior to the amendments, the lease amendments provide for the payment of rent based on a percentage of sales volumes through the remainder of the lease term; however, in such cases, the landlords have the right under these agreements to terminate the lease agreement at any time following notice periods ranging from 30 to 60 days.

Although there is no assurance that it will be able to maintain or increase its sales levels in future periods, IT’SUGAR has experienced an improvement in its sales since the filing of the Chapter 11 Cases. The following summarizes the increase/(decrease) in IT’SUGAR’s comparable store sales and total revenues during the periods since the filing of the Chapter 11 Cases as compared to the comparable periods in 2019:

	Fourth Quarter 2020 Compared to Fourth Quarter 2019	First Quarter 2021 Compared to First Quarter 2019 (2)	April - May 2021 Compared to April - May 2019 (2)
Comparable Store Sales (1)	(32%)	(10%)	7%
Total Revenues	(23%)	11%	23%

(1)Comparable store sales represent IT’SUGAR’s sales at its retail locations excluding the impact of e-commerce sales and changes in its store portfolio.

(2)Because the results for the comparable 2020 periods were impacted by the closure of IT’SUGAR’s locations in March 2020 due to the COVID-19 pandemic, the Company does not believe that IT’SUGAR’s results for the comparable 2020 periods would provide a meaningful comparison in relation to its operating results for the 2021 periods.

The improvement in total revenues as compared to the improvement in comparable store sales reflects, among other things, the opening of the candy department store at American Dream in New Jersey in December 2019, as well as an increase in e-commerce sales. However, IT’SUGAR does not currently expect a significant portion of these e-commerce sales to continue beyond the third quarter of 2021.

As previously disclosed, as a result of ongoing disruptions in global supply chains, IT’SUGAR has experienced an increase in inventory and freight costs, as well as delays in its supply chain. To date, IT’SUGAR has been able to mitigate the impact of increased costs through increases in the prices of its products. However, supply chain disruptions have impacted its ability to maintain historical inventory levels at its retail locations, and to the extent that costs continue to increase, there is no assurance that IT’SUGAR will be able to continue to increase the prices of its products without significantly impacting consumer demand and its sales volume.

In June 2021, IT’SUGAR appointed Michael Koempel as its Chief Operating Officer. In his role, Mr. Koempel will oversee various elements of IT’SUGAR’s operations, including store development, merchandise planning and allocation, IT, and finance. Prior to joining IT’SUGAR, Mr. Koempel served as Chief Operating Officer of Victoria’s Secret Lingerie from 2017 to 2020 and Chief Financial Officer of Mast, the supply chain division of L Brands, from 2007 to 2017.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the foregoing “IT’SUGAR Business Update,” contains forward-looking statements. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and involve risks, uncertainties, and other factors, many of which are beyond the Company’s and IT’SUGAR’s control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, the impact of the reconsolidation of IT’SUGAR’s results into the Company’s financial statements; the potential adverse impact of the Chapter 11 proceedings and the success of the restructuring; the continuing adverse impact of the COVID-19 pandemic on IT’SUGAR’s operations, results, and financial condition, including that the recessionary economic environment on demand, sales levels, and consumer behavior, as well as increased inventory, freight, and labor costs and general supply chain disruptions, have had and may continue to have a material adverse effect in future periods; the risk that IT’SUGAR may not be able to continue to increase prices without significantly impacting consumer demand and sales volume; risks relating to IT’SUGAR’s business plans, including that IT’SUGAR may not be able to fund or otherwise open new retail locations, including new “temporary” locations, the Oreo Café, or a new “large format” retail location, as or when expected, or at all; the risk that IT’SUGAR may not be able to extend or enter into new lease agreements for any existing “temporary” locations which it desires to extend, whether on favorable terms or at all; risks related to the lease amendments entered into by IT’SUGAR, including that, while many of the lease amendments provide for the payment of rent based on a percentage of sales volumes for a specified period of time as opposed to fixed rental payments, the terms of many of such amendments require IT’SUGAR to resume the payment of previously scheduled fixed lease payments going forward and, as a result, IT’SUGAR’s ongoing occupancy costs are expected to increase as fixed rental payments under these leases resume and IT’SUGAR’s overall exposure to risks related to fixed rental obligations will increase and revert to pre-bankruptcy levels in relation to such locations; the risk that landlords may exercise their right to terminate leases; past performance may not be indicative of future results, and sales and revenue may not be maintained or continue to improve; and general economic conditions and other factors. In addition, reference is also made to the risks and uncertainties relating to the business, operations, affairs, results, and financial condition of the Company and its subsidiaries, and the ownership of the Company’s stock, detailed in the Company’s other filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (including the “Risk Factors” section thereof) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which may be viewed on the SEC's website at www.sec.gov. The Company cautions that the foregoing factors are not exclusive. Readers should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and it specifically disclaims any obligation, to update or supplement any forward-looking statements, except as may be required by law.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under the caption “Ownership and Consolidation of IT’SUGAR” in Item 1.03 above is incorporated into this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits

(b)   Pro forma financial information.  The unaudited pro forma condensed consolidated statement of financial condition of BBX Capital, Inc. and its subsidiaries as of March  31, 2021 and unaudited pro forma condensed consolidated statements of operations of BBX Capital, Inc. and its subsidiaries for the year ended December 31, 2020 and the three months ended March  31, 2021 and the related notes are filed as Exhibit 99.1 to this Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1	Exit Credit Facility Term Loan Agreement Between IT’SUGAR and SHL Holdings, Inc.
10.2	Exit Credit Facility Term Note Between IT’SUGAR and SHL Holdings, Inc.
10.3	Exit Financing Security Agreement Between IT’SUGAR and SHL Holdings, Inc.
10.4	Bankruptcy Court Order Confirming the Plan of Reorganization for IT’SUGAR, LLC.
10.5	IT’SUGAR, LLC Plan of Reorganization.
99.1

Unaudited pro forma condensed consolidated statement of financial condition of BBX Capital, Inc. and its subsidiaries as of March  31, 2021 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2020 and the three months ended March  31, 2021 and the related notes.

99.2	Confirmation of IT’SUGAR’s Plan of Reorganization Press Release.
99.3	IT’SUGAR Emergence from Bankruptcy Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021		BBX Capital, Inc.

	By:	/s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer